As filed with the Securities and Exchange Commission on September 3, 2010
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SINA CORPORATION
(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
37F, Jin Mao Tower
88 Century Boulevard, Pudong
Shanghai 200121, China
(Address of Principal Executive Offices)

Amended and Restated 2007 Share Incentive Plan
(Full title of the plan)

SINA.COM ONLINE
883 N. Shoreline Blvd., Suite C200, Mountain View, CA 94043
(Name and address of agent for service)
(650) 210-9888
(Telephone number, including area code, of agent for service)

Copy to:
David C. Lee
Orrick, Herrington & Sutcliffe LLP
1040 Marsh Road
Menlo Park, California 94025
(650) 614-7400
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price per	aggregate offering	registration
to be registered	registered(1)	share	price	fee
Amended and Restated 2007 Share Incentive Plan
Ordinary Shares, $0.133 par value	5,000,000 Shares	$41.75(2)	$208,750,000.00	$14,883.88

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities which become issuable under the Amended and Restated 2007 Share Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of the registrant’s outstanding ordinary shares.

(2)	Estimated in accordance with Rule 457 under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high ($43.00) and low ($40.50) sale prices of the ordinary shares as reported on the Nasdaq Global Select Market on August 27, 2010.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-4.1
EX-5.1
EX-23.2
EX-23.3
EX-23.4

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     This Registration Statement on Form S-8 (this “Registration Statement”) is filed by SINA Corporation (the “Company”) to register an additional 5,000,000 ordinary shares, par value $0.133 per share, of the Company that are issuable under the SINA Corporation Amended and Restated 2007 Share Incentive Plan (the “Plan”). Pursuant to General Instruction E of Form S-8, the Registration Statements relating to the Plan (SEC File No. 333-144890) filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 26, 2007 is incorporated herein by reference, except as amended hereby.
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:
     (a) The registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009 filed with the SEC on May 14, 2010, as amended by its Form 20-F/A filed with the SEC on June 10, 2010, which contains audited financial statements for the fiscal year ended December 31, 2009.
     (b) The registrant’s Reports of Foreign Issuer on Form 6-K filed with the SEC on May 19, 2010, July 8, 2010 and August 9, 2010.
     (c) The description of the registrant’s ordinary shares contained in the registrant’s Registration Statement on Form 8-A filed with the SEC on April 12, 2000 including any amendment or report filed for the purpose of updating such description.
     (d) The description of the registrant’s ordinary share purchase rights in the registrant’s Registration Statement on Form 8-A filed with the SEC on February 24, 2005, as amended by the registrant’s Form 8-A/A filed with the SEC on November 20, 2009.
     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 6-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.
Item 8. Exhibits.

Exhibit Number	Description
4.1	SINA Corporation Amended and Restated 2007 Share Incentive Plan.

4.2	Rights Agreement dated as of February 22, 2005 between SINA Corporation and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.1 to the Company’s Report on Form 8-K filed on February 24, 2005 and incorporated herein by reference).

4.3	Amendment No. 1 to the Rights Agreement dated as of November 18, 2009 between SINA Corporation and American Stock Transfer & Trust Company, as Rights Agent (Filed as Exhibit 4.2 to the Company’s Report on Form 6-K filed on November 20, 2009, and incorporated herein by reference).

Exhibit Number	Description
5.1	Opinion of Conyers Dill & Pearman.

23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company.

23.3	Consent of Deloitte Touche Tohmatsu CPA Ltd.

23.4	Consent of Jun He Law Offices.

24.1	Powers of Attorney (included within signature page).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, the People’s Republic of China, on September 3, 2010.

SINA Corporation
By:	/s/ CHARLES CHAO
Charles Chao
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Chao and Herman Yu, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARLES CHAO Charles Chao	President, Chief Executive Officer and Director (Principal Executive Officer)	September 3, 2010

/s/ HERMAN YU Herman Yu	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	September 3, 2010

/s/ YAN WANG Yan Wang	Chairman of the Board	September 3, 2010

/s/ PEHONG CHEN Pehong Chen	Director	September 3, 2010

/s/ LIP-BU TAN Lip-Bu Tan	Director	September 3, 2010

/s/ TER-FUNG TSAO Ter-Fung Tsao	Director	September 3, 2010

/s/ SONG-YI ZHANG Song-Yi Zhang	Director	September 3, 2010

/s/ YI-CHEN ZHANG Yi-Chen Zhang	Director	September 3, 2010

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
     Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of SINA Corporation, has signed this Registration Statement or amendment thereto in Beijing, the People’s Republic of China, on September 3, 2010.

SINA.COM ONLINE
By:	/s/ HERMAN YU
Herman Yu
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	SINA Corporation Amended and Restated 2007 Share Incentive Plan.

4.2	Rights Agreement dated as of February 22, 2005 between SINA Corporation and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.1 to the Company’s Report on Form 8-K filed on February 24, 2005 and incorporated herein by reference).

4.3	Amendment No. 1 to the Rights Agreement dated as of November 18, 2009 between SINA Corporation and American Stock Transfer & Trust Company, as Rights Agent (Filed as Exhibit 4.2 to the Company’s Report on Form 6-K filed on November 20, 2009, and incorporated herein by reference).

5.1	Opinion of Conyers Dill & Pearman.

23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company.

23.3	Consent of Deloitte Touche Tohmatsu CPA Ltd.

23.4	Consent of Jun He Law Offices.

24.1	Powers of Attorney (included within signature page).